SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         January 22, 2014

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 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING                   333-179669                    45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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(Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (307)  633-9192

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Section 5.  Corporate Governance and Management

Item 5.03  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

Attached as Exhibit 3.3 are the Amended and Restated Articles of Incorporation of New Global Energy, Inc.  adopted by the Shareholders at a  duly noticed Special Meeting of Shareholders held in West Palm Beach, Florida on January 20, 2014.  Amendments included:

The authorization of 20,000,000 shares of preferred stock subject to designation of preferences, special rights, restrictions and/or other rights and qualifications to be set by the Board of Directors.

Additional provisions included the authority to set the number of directors through amendment to the By-Laws and provided for no personal liability of Officers and Directors to the extent permitted by law for money damages due to breach of fiduciary duty.

The Amendments included additional power of directors to alter,  amend, add or change by-laws;  fix or vary the amount of capital shares reserved for any proper purpose; determine the use and disposition of any surplus or net profits and fix times for declaration and payments of dividends and to determine times and places  and conditions that accounts and books of the Corporation shall be open to inspection by shareholders.   Directors were further given the authority to submit contracts or acts for approval at any annual meeting of shareholders.

The Amendments provided that the holders of one-third of the voting power of the shares entitled to vote at a meeting represented in person or by proxy shall constitute a quorum for the transaction of business at a regular or special meeting of Shareholders and further provided that any action required or permitted to be taken at a shareholders meeting may be taken without a meeting and without prior notice if consents in writing setting forth the action so taken are signed by holders of outstanding shares having not less that the minimum number of votes that would be required to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted.

The Amended and Restated Articles of Incorporation are filed as Exhibit 3.3 and attached to this filing.

Item 5.05

Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

The Registrant adopted  a Code of Ethics in the form filed with this filing as Exhibit 14.   The Board of Directors was given authority and discretion to implement the Code of Ethics over the period ending December 31, 2015.

Item 5.07

Submission of Matters to Vote of Security Holders

The following matters were submitted to and adopted by the Shareholders at a  duly noticed Special Meeting of Shareholders held in West Palm Beach, Florida on January 20, 2014.   2,091,086 Shares of the total shares outstanding of 2,833,309 were present and all 2,091,086 Shares voted in favor all resolutions:

1.

Adopting the Amended and Restated Articles of Incorporation as described in Item 5.03 above and as attached as Exhibit 3.3 by Item 9.01 below.

2.

That certain acquisitions that have been presented to the Company including but not limited to the acquisition of all of the Assets of Global Energy Technology Group, Inc. which acquisition or acquisitions may require the issuance of shares in a number greater than 20% of  the outstanding shares of the company were approved  and ratified and further resolution adopted, providing that any such issuance of shares necessary to complete this transaction or these transactions is authorized and approved upon resolution of the Board of Directions without further vote of the shareholders.  The voted resolution shall be considered an affirmative vote of the shareholders for such issuance as set out in Section 17-16-621 of the Wyoming Business Corporation Act.

3.

A further resolution was adopted providing that the actions of the directors, officers, employees and agents of the Corporation prior to the date hereof in connection with the matters set forth in the preceding resolutions hereby are approved, ratified and confirmed.

4.

A further resolution adopting a Code of Ethics in the form filed with this filing as Exhibit 14.   The Board of Director was give authority and discretion to implement the Code of Ethics over the period ending December 31, 2015.

Section 9

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 3.3

Amended and Restated Articles of Incorporation of New Global Energy, Inc.

Exhibit 14

Code of Ethics

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 22, 2014

New Global Energy, Inc.

/s/  Perry Douglas West

By:   Perry Douglas West, CEO

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